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                                                                  EXHIBIT  10.35

Dr. Ralph E. Christoffersen
December 15, 1996 CEO and President
Ribozyme Pharmaceuticals, Inc.  2950 Wilderness Place Boulder, CO  80301

Dear Chris,

This letter confirms the actions taken by the Compensation Committee and Board at the December 5-6, 1996 meeting of the Board regarding 1996/97 compensation for each of the three RPI Corporate Officers. The following decisions were approved:

Nassim Usman:
-------------

Salary                    $158,000         effective January 1, 1997

1996 Bonus                $  25,000        to be paid prior to the end of 1996

Stock Options             Options for 10,000 shares of RPI Common Stock, at an exercise price equal to the RPI Common
                          Stock price at the end of the day on December 6, 1996.  These options will vest over 5 years, at a rate of 20% per year starting on December 1997.

1997 Goals                To be mutually agreed with the RPI CEO, and consistent with RPI Corporate Goals.  A bonus of up to $25,000 will be paid at the end of 1997, depending upon achievement of goals.

Larry Bullock:
--------------

Salary                    $136,250         effective January 1, 1997

1996 Bonus                $  25,000        to be paid shortly after January 1, 1997

Stock Options             Options for 10,000 shares of RPI Common Stock, at an exercise price equal to the RPI Common
                          Stock price at the end of the day on December 6, 1996.  These options will vest over 5 years, at a rate of 20% per year starting on December 1997.

                          The performance-based options (5,556) associated with successfully completing the IPO are vested, at an exercise price of $2.70 per share, and requiring that L. Bullock remain an employee at RPI for two years beyond April 11, 1996.


1997 Goals                To be mutually agreed with the RPI CEO, and consistent with RPI Corporate Goals.  A bonus of up to $25,000 will be paid at the end of 1997, depending upon achievement of goals.





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
Ralph Christoffersen:
---------------------

Salary                    $269,500         effective January 1, 1997

1996 Bonus                $25,000          to be paid shortly after January 1, 1997

                          $25,000          to be paid if any of two of the following goals are met prior to the end of
                                           2Q97:

                                           1) hire a VP R&D
                                           2) hire a VP Business Development
                                           3) complete GFTV deal #1 (excl. Chiron)
                                           4) complete GFTV deal #2 (excl. Chiron)

Loan Forgiveness          The Company forgives an additional $50,000 of the indebtedness owed to RPI by R. Christoffersen pursuant to Paragraph 5.6 of the employment Agreement; the balance of such indebtedness currently outstanding after this forgiveness is $25,000.  A one-time payment of $20,000 shall be paid to R. Christoffersen shortly after January 1, 1997 to compensate for the tax liability associated with forgiveness of $50,000 of the indebtedness.

Stock Options             An award of 24,450 options to purchase RPI Common Stock is made, effective January 2, 1997, at an exercise price equal to the price of RPI Common Stock at the end of the business day on
                          January 2, 1997.  These options will vest over a period of five years at a rate of 20% per year, beginning on January 2, 1998.

Other Actions             It was verified that two performance-based option milestones have been met:

                          1)      Achieve two years of financing (Milestone I.a. in January 3, 1996 letter from C.
                          Hartman to R. Christoffersen) - accomplished by the IPO; vests 8,888 options at an exercise price of $2.70/share.

                          2)      File IND #1 (Milestone I.b. in January 3, 1996 letter from C. Hartman to R.
                          Christoffersen) accomplished by filing the HIV IND on December 6, 1996; vests 6,666 options at an exercise price of $2.70/share.

                          It was verified that the exercise price of the options awarded in the November 14, 1996 letter from C. Hartman to R. Christoffersen is $11.85 per share.

1997 Goals                The RPI Corporate Goals are approved as R. Christoffersen Goals for 1997; a bonus up to $50,000 will be paid at the end of 1997, depending upon achievement of Corporate Goals.

                                                   Sincerely,

                                                   /s/ Charles M. Hartman
                                                   ----------------------
                                                   Charles M. Hartman
                                                   Chairman
                                                   RPI Compensation Committee

cc:  A. Evnin, D. Morgenthaler, A. Wiklund





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November 14, 1996


Dr. Ralph E. Christoffersen
CEO and President
Ribozyme Pharmaceuticals, Inc.
2950 Wilderness Place
Boulder, CO  80301

Dear Chris,

This letter confirms the following milestone award program for you pursuant to an Executive Committee Meeting of the Board of Directors on October 30, 1996 where the Compensation Committee recommendations were approved. The milestones to be achieved for the awarding of performance options to you are as follows:

(1) Complete one or two GFTV deals (in addition to Chiron) by the end of 1997 which, taken together, provide guaranteed funds to RPI of at least $10 million, at least $5 million of which is to be received by RPI by the end of 1997 (10,000 options).

(2) Demonstrate efficacy in an animal model of a human disease using systemic delivery of a chemically synthesized ribozyme by the end of 1997 sufficient to allow entry of the ribozyme into formal product development (10,000 options).

The options will be granted, fully vested, effective the date of the achievements.

Best Regards


/s/Charles M. Hartman
---------------------
Charles M. Hartman
Chairman, RPI Compensation Committee

cc:   Outside Directors on Executive and Compensation Committees of RPI:
      Dr. Anthony Evnin
      Mr. David Morgenthaler
      Mr. Anders Wiklund

November 22, 1996



Dr. Ralph E. Christoffersen
CEO and President
Ribozyme Pharmaceuticals, Inc.
2950 Wilderness Place
Boulder, CO  80301

Dear Chris,

This letter is to inform you that RPI's Compensation Committee has recommended and RPI's Executive Committee has approved the following options for RPI's executive officers:

                    Ralph E. Christoffersen                    55,550
                    Nassim Usman                               26,892
                    Larry Bullock                              33,779

These options are to be granted effective September 20, 1996 with an exercise price of $11.85 which is the average of the 10 most recent closing prices including September 20, 1996. The options will carry RPI's normal vesting schedule.

Please take appropriate action to issue these options.

Sincerely,



/s/Charles M. Hartman
---------------------
Charles M. Hartman
Chairman, RPI Compensation Committee